EXHIBIT 99.1

For Immediate Release

American Power Conversion Reports Third Quarter 2005 Financial Results

WEST KINGSTON, R.I. — October 26, 2005 — American Power Conversion Corporation (Nasdaq: APCC) (APC) today reported financial results for the third quarter 2005.

Revenue for the third quarter 2005 was $512.3 million, up 16 percent from $441.7 million in the third quarter 2004 and up 7 percent sequentially from $480.6 million in the second quarter 2005.  Net income for the third quarter 2005 was $48.7 million or $0.24 per diluted share, a decrease of 28 percent from $67.2 million or $0.34 per diluted share in the third quarter 2004 and up 16 percent sequentially from $41.9 million or $0.21 per diluted share in the second quarter 2005.

On a non-GAAP basis, net income for the third quarter 2005 decreased 11 percent year-over-year.  Net income for the third quarter of 2004 included a net tax credit of approximately $20.8 million or $0.10 per share associated with the reversal of income tax provisioning resulting from the favorable outcome of tax audits by U.S. federal and state taxing authorities, partially offset by a charge for excess inventory of $11.5 million or $0.04 per share after-tax.  Excluding these items, non-GAAP net income for the third quarter of 2004 was $55.0 million or $0.28 per share.

Third Quarter 2005 Financial Summary

(In millions, except per share amounts)

	Q3 2005	Q3 2004	YOY Change	Q2 2005	QOQ Change
Net Sales	$512.3	$441.7	16%	$480.6	7%
Operating Income	$58.2	$59.3	(2)%	$49.9	17%
Net Income	$48.7	$67.2	(28)%	$41.9	16%
Diluted EPS	$0.24	$0.34	(28)%	$0.21	16%

“APC’s strong top line sales momentum continued in the third quarter, with the ninth consecutive quarter of double digit year-over-year revenue growth as well as double-digit growth in all reporting segments and growth in all major geographies,” said Rodger B. Dowdell, Jr., APC’s president and chief executive officer.  “We are very pleased with the progress we are making relative to growing our business, in particular in the network-critical physical infrastructure (NCPI) space, but we are disappointed with our earnings performance.”

“During our quarterly close process, we learned that in addition to pricing and product mix, higher operational costs, particularly within the global supply chain and logistics areas, ultimately impacted gross margins year-over-year,” continued Dowdell.  “While these costs are associated with long-term objectives to drive higher levels of customer satisfaction and reduce manufacturing costs, the short-term impact has been negative to our bottom line and is not acceptable.  We are focusing our efforts on improving the execution of our processes.”

Segment and Geographic Review

For the third quarter 2005, APC experienced year-over-year revenue growth in all segments and major geographic regions.  Large Systems segment revenue of $100.4 million, consisting primarily of 3-phase uninterruptible power supplies (UPSs), APC Global Services, precision cooling and ancillary products for data centers, facilities and communication applications, grew 28 percent year-over-year while declining 4 percent sequentially.  The Large Systems segment was 20 percent of the company’s third quarter revenue.  InfraStruXure™, APC’s revolutionary architecture for on-demand data centers, and the products and services that make up the solution, remain the leading driver of growth in this segment increasing more than 60 percent year-over-year.

The Small Systems segment, which provides power protection, UPS and management products for the PC, server and networking markets, grew 14 percent year-over-year and 10 percent sequentially to $390.3 million.  As a percentage of APC quarterly product revenue, the Small Systems segment was 76 percent in the quarter.  APC’s desktop UPSs, network UPSs, particularly higher kVA and on-line Smart-UPS®, and InfraStruXure related products drove continued growth in this core piece of the business.

Geographically, APC posted solid revenue growth across all major regions.  The Americas region (North and Latin America) represented 52 percent of third quarter revenue and increased 19 percent year-over-year and 4 percent sequentially.  In Europe, the Middle East and Africa (EMEA), third quarter revenue represented 29 percent of total APC quarterly revenue.  The EMEA region increased 8 percent year-over-year and 6 percent sequentially.  Finally, third quarter revenue in Asia was 19 percent of total company revenue in the quarter.  Asia grew 22 percent year-over-year and 15 percent sequentially.  Currency did not have a notable impact on overall year-over-year growth.

Business Outlook

“Although the quarter came with some disappointments, I want to reiterate that overall we are pleased with our performance and the progress we are making toward our goals,” explained Dowdell.  “While we are happy to see some leverage in our investments as revenue growth outpaced operating expense growth, we are not backing down from spending and our plans call for continued investments in this area to meet our long-term objectives and drive our top line.  We are also focused on identifying ways to help drive waste and excess expense out of our operations, and while this is not something that will happen overnight, we are committed to operating as cost-effectively and efficiently as possible.  Some factors, including product and segment mix, material costs, and currency, will continue to be unpredictable but I believe we can do a better job with the areas within our control.

“Finally, as an example of the strategic investments we are making to build our business, we recently expanded our NCPI offerings with the purchase of NetBotz, Inc.,” continued Dowdell.  “The technology NetBotz brings to APC is a perfect fit for enhancing security and management of NCPI applications, key platforms we have identified as essential components of a complete NCPI solution.  This acquisition is an example of the commitment we have to continuously deliver increased value to our customers with the industry’s most complete and innovative offerings, and we have already uncovered incremental potential opportunities.”

Non-GAAP Results

The Company believes that the non-GAAP results, i.e., results excluding certain charges or one-time events, described in this release for the third quarter 2004, are useful for an understanding of its ongoing operations because GAAP (generally accepted accounting principles) results include financial results not expected to be part of the Company’s ongoing business.  Specifically, the Company does not currently believe the charge for excess inventories and the reduction in income tax recorded during the third quarter 2004 will recur in future quarters.  The Company cautions that non-GAAP results are not a substitute for GAAP results.  A comparison and reconciliation from non-GAAP to GAAP results is included in the financial statements accompanying this release.

Conference Call and Webcast

In conjunction with the third quarter 2005 earnings announcement, APC management is hosting a conference call to discuss the Company’s results as well as current expectations regarding future performance.  This conference call will be held today, October 26, at 5:00 PM Eastern time and will be available live and archived, in its entirety, to the public via the Company’s Web site at investor.apcc.com or live by dialing 913-981-5522.  A replay will be accessible via telephone at approximately 8:00 PM on October 26 by dialing 719-457-0820 and entering the access code 2734657 and will continue through November 2 at midnight Eastern time.

Safe Harbor Provision

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  All statements in this press release that do not describe historical facts, such as statements concerning the Company’s future plans or prospects and those contained in the “Business Outlook” section of the press release, are forward-looking statements.  All forward-looking statements are not guarantees and are subject to risks and uncertainties that could cause actual results to differ from those projected.  The factors that could cause actual results to differ materially include the following: the Company’s ability to improve the execution of its operations processes and eliminate operational waste and excess expense; costs to maintain compliance with the provisions of the Sarbanes-Oxley Act of 2002 are greater than currently anticipated; the impact of increasing competition which could adversely affect the Company’s revenues and profitability; the impact of foreign currency exchange rate fluctuations; the impact on demand, component availability and pricing, and logistics, and the disruption of manufacturing operations that result from labor disputes, war, acts of terrorism or political instability; ramp up, expansion, transfer and rationalization of global manufacturing capacity; the potential impact of complying with changing environmental regulations; impact on order management and fulfillment, financial reporting and supply chain management processes as a result of the Company’s reliance on a variety of computer systems, including Oracle 11i which is periodically upgraded; the discovery of a latent defect in any of the Company’s products; the Company’s ability to effectively align operating expenses and production capacity with the current demand environment; general worldwide economic conditions, and, in particular, the possibility that the PC and related markets decline; growth rates in the power protection industry and related industries; product mix changes and the potential negative impact on gross margins from such changes; changes in the seasonality of demand patterns; inventory risks due to shifts in market demand; component constraints, shortages, pricing and quality; risk of nonpayment of accounts receivable; the uncertainty of the litigation process including risk of an unexpected, unfavorable result of current or future litigation; and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

About American Power Conversion

Founded in 1981, American Power Conversion (Nasdaq: APCC) is a leading provider of global, end-to-end infrastructure availability solutions.  APC’s comprehensive products and services for home and corporate environments improve the availability, manageability and performance of sensitive electronic, network, communication and industrial equipment of all sizes.  Headquartered in West Kingston, Rhode Island, APC reported sales of $1.7 billion for the year ended December 31, 2004, and is a Fortune 1000, Nasdaq 100 and S&P 500 Company.  Additional information about APC and its global end-to-end solutions can be found at www.apc.com or by calling 800-877-4080.  All trademarks are the property of their owners.

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For more information contact:

Investors:

Richard Thompson, chief financial officer, 401-789-5735, ext. 2325, Richard.thompson@apcc.com

Debbie Hancock, director, investor relations, 401-789-5735, ext. 2994, Debbie.hancock@apcc.com

Media:

Chet Lasell, APC director, public relations-North America, 800-788-2208 ext. 2693, chet.lasell@apcc.com

Supplemental Financial Information for American Power Conversion Corporation

Third Quarter 2005 Financial Summary

(In millions, except per share amounts)

	Q3 2005	Q3 2004	YOY Change	Q2 2005	QOQ Change

Net Sales	$512.3	$441.7	16%	$480.6	7%
Operating Income	$58.2	$59.3	(2)%	$49.9	17%
Net Income	$48.7	$67.2	(28)%	$41.9	16%
Diluted EPS	$0.24	$0.34	(28)%	$0.21	16%

Third Quarter 2005 Segment Summary

	Q3 2005	Q3 2004	YOY Change	Q2 2005	QOQ Change
Revenue (In millions)
Small Systems	$390.3	$343.6	14%	$356.2	10%
% of revenue	76%	78%		75%
Large Systems	$100.4	$78.2	28%	$104.9	(4)%
% of revenue	20%	18%		22%
Other	$18.5	$16.8	10%	$16.4	13%
% of revenue	4%	4%		3%
Shipping and Handling	$3.1	$3.1		$3.1
Net Sales	$512.3	$441.7	16%	$480.6	7%

	Q3 2005	Q3 2004	YOY Basis Point Change	Q2 2005	QOQ Basis Point Change
Gross Margin Percentage
Small Systems	44.8%	49.1%	(430)	45.2%	(40)
Large Systems	16.4%	22.3%	(590)	18.3%	(190)
Other	60.3%	66.2%	(590)	56.5%	380

Third Quarter 2005 Geographic Summary

	Q3 2005	Q3 2004	YOY Change	Q2 2005	QOQ Change
Revenue (In millions)
Americas	$268.3	$226.1	19%	$257.8	4%
% of revenue	52%	51%		54%
EMEA	$148.9	$137.7	8%	$140.2	6%
% of revenue	29%	31%		29%
Asia	$95.1	$77.9	22%	$82.6	15%
% of revenue	19%	18%		17%
Net Sales	$512.3	$441.7	16%	$480.6	7%

Note:                   YOY = year-over-year

QOQ = quarter-over-quarter

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

IN THOUSANDS

(UNAUDITED)

	SEPTEMBER 25, 2005	DECEMBER 31, 2004
CURRENT ASSETS
CASH AND CASH EQUIVALENTS	$161,501	$72,721
SHORT TERM INVESTMENTS	622,902	642,853
ACCOUNTS RECEIVABLE, NET	386,101	327,547
INVENTORIES	487,224	465,927
PREPAID EXPENSES AND OTHER CURRENT ASSETS	53,817	39,294
DEFERRED INCOME TAXES	57,597	57,018
TOTAL CURRENT ASSETS	1,769,142	1,605,360

PROPERTY, PLANT & EQUIPMENT	442,396	420,102
LESS: ACCUMULATED DEPRECIATION AND AMORTIZATION	287,996	265,251
NET PROPERTY, PLANT & EQUIPMENT	154,400	154,851

LONG TERM INVESTMENTS	493	5,542
GOODWILL	7,179	7,179
OTHER INTANGIBLES, NET	30,752	39,627
DEFERRED INCOME TAXES	36,750	28,687
OTHER ASSETS	5,637	2,626

TOTAL ASSETS	$2,004,353	$1,843,872

CURRENT LIABILITIES
ACCOUNTS PAYABLE	$142,831	$132,213
ACCRUED EXPENSES	198,303	182,621
INCOME TAXES PAYABLE	18,874	11,330
TOTAL CURRENT LIABILITIES	360,008	326,164

DEFERRED TAX LIABILITY	16,350	15,449

TOTAL LIABILITIES	376,358	341,613

SHAREHOLDERS’ EQUITY
COMMON STOCK	1,953	1,921
ADDITIONAL PAID-IN CAPITAL	117,973	60,081
RETAINED EARNINGS	1,506,155	1,437,691
ACCUMULATED OTHER COMPREHENSIVE INCOME	1,914	2,566
TOTAL SHAREHOLDERS’ EQUITY	1,627,995	1,502,259

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,004,353	$1,843,872

Note: The data reported above are based on an unaudited balance sheet, but include all adjustments that the Company considers necessary for a fair presentation of financial condition for this period.

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

IN THOUSANDS EXCEPT PER SHARE AMOUNTS

(UNAUDITED)

	FOR THE THREE MONTHS ENDED
	SEPTEMBER 25, 2005	SEPTEMBER 26, 2004

NET SALES	$512,289	$441,671

COST OF GOODS SOLD	323,633	264,985

GROSS PROFIT	188,656	176,686

MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	108,276	95,623

RESEARCH AND DEVELOPMENT	22,200	21,762

TOTAL OPERATING EXPENSES	130,476	117,385

OPERATING INCOME	58,180	59,301

OTHER INCOME, NET	5,448	2,475

EARNINGS BEFORE INCOME TAXES	63,628	61,776

INCOME TAXES	14,953	(5,390)

NET INCOME	$48,675	$67,166

DILUTED EARNINGS PER SHARE	$0.24	$0.34

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	200,740	199,208

Note: The data reported above are based on unaudited statements of income, but include all adjustments that the Company considers necessary for a fair presentation of results for these periods.

Net income for the third quarter of 2004 includes a net tax credit of approximately $20.8 million or $0.10 per share associated with the reversal of income tax provisioning resulting from the favorable outcome of tax audits by U.S. federal and state taxing authorities, partially offset by a charge for excess inventory of $11.5 million, or $0.04 per share after-tax.  Excluding these items, non-GAAP net income for the third quarter of 2004 was $55.0 million or $0.28 per share.

The following table details a reconciliation from Non-GAAP amounts to U.S. GAAP and effects of these items:

	FOR THE THREE MONTHS ENDED SEPTEMBER 26, 2004
			Per
			Diluted
	Pretax	Net of Tax	Share

Non-GAAP income, excluding charges	$73,276	$54,957	$0.28

Items excluded from non-GAAP results:
Charge for excess inventory in COGS	(11,500)	(8,625)	(0.04)
Tax reserve adjustment	—	20,834	0.10

GAAP income, including charges	$61,776	$67,166	$0.34

	FOR THE NINE MONTHS ENDED
	SEPTEMBER 25, 2005	SEPTEMBER 26, 2004

NET SALES	$1,400,898	$1,189,085

COST OF GOODS SOLD	869,526	713,785

GROSS PROFIT	531,372	475,300

MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	314,474	276,455

RESEARCH AND DEVELOPMENT	65,175	61,611

TOTAL OPERATING EXPENSES	379,649	338,066

OPERATING INCOME	151,723	137,234

OTHER INCOME, NET	14,431	6,463

EARNINGS BEFORE INCOME TAXES	166,154	143,697

INCOME TAXES	39,559	15,090

NET INCOME	$126,595	$128,607

DILUTED EARNINGS PER SHARE	$0.63	$0.63

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	199,686	203,472

Note: The data reported above are based on unaudited statements of income, but include all adjustments that the Company considers necessary for a fair presentation of results for these periods.

Net income for the first nine months of 2004 includes a net tax credit of approximately $20.8 million or $0.10 per share associated with the reversal of income tax provisioning resulting from the favorable outcome of tax audits by U.S. federal and state taxing authorities, partially offset by a charge for excess inventory of $11.5 million, or $0.04 per share after-tax.  Excluding these items, non-GAAP net income for the first nine months of 2004 was $116.4 million or $0.57 per share.

The following table details a reconciliation from Non-GAAP amounts to U.S. GAAP and effects of these items:

	FOR THE NINE MONTHS ENDED SEPTEMBER 26, 2004
			Per
			Diluted
	Pretax	Net of Tax	Share

Non-GAAP income, excluding charges	$155,197	$116,398	$0.57

Items excluded from non-GAAP results:
Charge for excess inventory in COGS	(11,500)	(8,625)	(0.04)
Tax reserve adjustment	—	20,834	0.10

GAAP income, including charges	$143,697	$128,607	$0.63